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                                                                    EXHIBIT 23.8

                            CONSENT AND CONFIRMATION

     The undersigned firm hereby (i) consents to the reference to it in the Annual Report on Form 10-K of Coeur d'Alene Mines Corporation (the "Company") for the year ended December 31, 1997, (ii) confirms that the statements in that filing relating to the 00-NE ore reserve-review report, dated January 1998, regarding the Fachinal Mine are accurate and that the statements in that filing relating to the resource report, dated January 1998, regarding Petorca (El Bronce), are accurate, and (iii) consent to the filing of this consent and confirmation as an exhibit to that Form 10-K and the Company's Registration Statement on Form S-3 (File no. 333-40513).

Date: March 17, 1998                      NCL S.A.

                                          BY: Ricardo Palma
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                                              Name

                                              President
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                                              Title